Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 26, 2021

Ameriprise Financial Reports
First Quarter 2021 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2021		Q1 2021
GAAP	$3.58	GAAP	(1.1)%
Adjusted Operating	$5.43	Adjusted Operating	29.9%

Ameriprise increased its quarterly dividend 9 percent to $1.13 per share

•First quarter adjusted operating earnings per diluted share was $5.43. The prior year period included a tax benefit from a projected net operating loss (NOL) of $1.12 per diluted share. Excluding this impact, adjusted operating EPS increased 27 percent from $4.29 reflecting strong business growth.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered an excellent first quarter, building on our momentum from 2020. We continue to execute our strategy well, invest for business growth and deliver meaningful results. And, as economies reopen globally and activity increases, there’s a large and growing opportunity to help more consumers and institutions achieve their goals.

“Our priority is to deliver a differentiated client experience and reach more people through our leading advice value proposition at Ameriprise, as well as through the broad capabilities and perspective at Columbia Threadneedle. This consistent focus is resulting in strong organic growth, including generating more than $14 billion of client net inflows in the quarter.

“As we recently announced, we will be complementing our growth with the strategic acquisition of BMO’s EMEA asset management business. This will increase Columbia Threadneedle’s presence in the European institutional market and expand our investment capabilities and solutions to meet growing client demand.

“With our consistent level of free-cash flow generation and financial strength, we were again able to increase our dividend another 9 percent – our 17th increase over the past 16 years – use cash for the acquisition and ensure our capital return plans are on track, all while maintaining our strong financial foundation.”

•First quarter GAAP net income per diluted share was $3.58, which was negatively impacted by market changes that affected the valuation of derivatives. In the prior year period, the severe market dislocation, steep interest rate reduction and credit spread widening related to COVID-19 resulted in a substantial increase in GAAP results. See details on page 2.

•Adjusted operating net revenue was $3.3 billion, a 10 percent increase from strong organic growth, an excellent result in the face of significant headwinds from low short-term interest rates.
•General and administrative expenses were well managed in light of business growth, up 7 percent. Excluding the impact of share price appreciation on compensation expense, G&A was up 2 percent.
•Assets under management and administration were up 36 percent to $1.14 trillion, a record high from strong client flows in Wealth and Asset Management, as well as market appreciation.
•The company continues to generate strong organic growth, with more than $14 billion of client net inflows from Advice & Wealth Management and Asset Management.
•The advisor network grew to 10,031 with 93 new experienced advisors joining the company in the quarter.
•Investment performance at Columbia Threadneedle Investments remains excellent with 103 funds with 4- and 5-star Morningstar ratings.
•The company returned $491 million of capital to shareholders in the quarter and announced a 9 percent increase in its quarterly dividend to $1.13 per share.
•On April 12, Ameriprise announced the acquisition of BMO’s EMEA Asset Management business for approximately $845 million in cash. This acquisition expands key capabilities in attractive and growing market segments where BMO EMEA Asset Management has leading positions.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

As indicated, the severe market dislocation and steep interest rate reduction in the first quarter of 2020 related to COVID-19 distorted the company’s prior year GAAP and operating results. This included a tax benefit in the year ago quarter from a projected net operating loss (NOL) that was not ultimately realized.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020
GAAP net income	$437	$2,036	(79)%
Adjusted operating earnings (see reconciliation on p. 25)	$663	$694	(4)%
Adjusted operating earnings excluding Net Operating Loss (NOL) tax benefit (see reconciliation on p. 25)	$663	$550	21%

GAAP net income per diluted share (1)	$3.58	$15.88	(77)%
Adjusted operating earnings per diluted share (see reconciliation on p. 25)	$5.43	$5.41	-
Adjusted operating earnings per diluted share excluding Net Operating Loss (NOL) tax benefit (see reconciliation on p. 25) (2)	$5.43	$4.29	27%

GAAP Return on Equity, ex. AOCI	(1.1)%	59.5%
Adjusted Operating Return on Equity, ex. AOCI	29.9%	39.7%

Weighted average common shares outstanding:
Basic	119.8	126.4
Diluted	122.2	128.2

(1) GAAP EPS of $3.58, a reduction of 77 percent.
•Primarily driven by the prior year quarter, which was positively impacted by the significant change in the company’s credit spread and valuation of derivatives used to hedge the company’s variable annuity living benefit guarantees due to severe market dislocation.
•Current year quarter results were negatively impacted by market changes that affected the valuation of derivatives.

(2) Adjusted operating earnings per diluted share excluding net operating loss (NOL) tax benefit of $5.43, up 27 percent.
•The significant equity market dislocation in the prior year period created a tax benefit of $1.12 per diluted share associated with the utilization of a NOL that was ultimately not utilized.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)	Adjusted(1) % Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$1,879	$1,695	11%	16%
Distribution expenses	1,135	970	(17)%	(17)%
G&A / other expense	355	347	(2)%	(2)%
Pretax adjusted operating earnings	$389	$378	3%	30%

Pretax adjusted operating margin	20.7%	22.3%	(160) bps	215 bps

(1) Adjusted for $78 million impact from interest rates. See reconciliation on page 28.

	Quarter Ended March 31,		% Over/ (Under)
(in billions, unless otherwise noted)	2021	2020
Total client assets	$762	$560	36%
Total client net flows (1)	$9.3	$7.7	21%
Wrap net flows (1)	$10.4	$6.7	55%
AWM cash balance	$40.4	$40.0	1%
Average gross yield on cash balances (in bps)	65	172
Adjusted operating net revenue per advisor (TTM in thousands)	$689	$680	1%
Adjusted for interest rates (2)	$689	$640	8%

(1) See definition on page 12.
(2) Adjusted for impact from interest rates. See reconciliation on page 28.
Advice & Wealth Management pretax adjusted operating earnings were $389 million, driven by strong flows, higher transactional activity and strong expense management. Excluding the impact from the decline in short-term interest rates of $78 million, adjusted operating earnings increased 30 percent and pretax adjusted operating margin increased 215 basis points. On a sequential basis, pretax operating earnings increased 11 percent and pretax adjusted operating margin expanded 90 basis points.

Adjusted operating net revenues were $1.9 billion, reflecting strong net flows and market appreciation. Excluding the decline in short-term interest rates, revenues increased 16 percent. On a sequential basis, revenues increased 6 percent from strong flows and market appreciation, partially offset by fewer fee days in the current quarter.

Total expenses were $1.5 billion. General and administrative expense was well managed and increased 2 percent, which was in line with expectations based upon the cost associated with increased activity and the impact of share price appreciation on compensation expense.

Total client assets grew 36 percent to $762 billion, with continued strong total client flows of $9.3 billion in the quarter. The company’s ability to meet client needs efficiently and effectively is translating into excellent organic growth. Advisor productivity remains high with a 55 percent increase in flows in the investment advisory business and a 12 percent increase in transactional activity. Wrap net flows reached a record $10.4 billion. Cash balances remain elevated at $40.4 billion with a substantial opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was $689,000. Excluding the decline in short-term interest rates, adjusted net revenue per advisor increased 8 percent. Total advisors were 10,031 from a combination of high advisor retention and the addition of 93 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$828	$686	21%
Distribution expenses	268	231	(16)%
G&A / other expenses	332	298	(11)%
Pretax adjusted operating earnings	$228	$157	45%

Net pretax adjusted operating margin (1)	43.9%	37.9%

	Quarter Ended March 31,		% Over/ (Under)
(in billions)	2021	2020
Total segment AUM	$564	$426	32%

Net Flows
Global Retail net flows	$4.6	$(2.9)	NM
Global Institutional net flows, ex. legacy insurance partners flows	1.6	1.1	45%
Legacy insurance partners flows	(1.3)	(0.6)	NM
Total segment net flows	$4.9	$(2.4)	NM

Model delivery AUA Flows (2)	$0.3	$0.1	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $228 million, up 45 percent, reflecting our investment engine, which is driving revenue growth through consistent investment performance and compelling thought leadership leading to increased customer engagement. The prior year quarter included an unfavorable performance fee adjustment. The net pretax adjusted operating margin was 43.9 percent.

Adjusted operating revenues increased 21 percent to $828 million from the cumulative benefit of inflows, a favorable mix shift and higher equity markets. The overall fee rate remained strong at 52 basis points.

Adjusted operating expenses increased 13 percent. General and administrative expenses grew 12 percent driven primarily from higher compensation expense related to stronger business performance and Ameriprise share price appreciation compared to last year, as well as the costs associated with increased activity levels.

Total assets under management increased 32 percent reflecting higher equity markets and net inflows. Investment performance remained strong across equity, fixed income and asset-allocation strategies.

In the quarter, net inflows were $4.9 billion, an improvement of $7.3 billion from a year ago. Excluding legacy insurance partners outflows, net inflows were $6.2 billion, reflecting a continuation of positive flow trends across multiple distribution channels and strategies.
•Retail net inflows were $4.6 billion. Net inflows in North America were $4.8 billion with notable inflows in the broker-dealer channel partially offset by modest outflows in EMEA.
•Global institutional net inflows were $1.6 billion, with gross sales across multiple strategies.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment (1) Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$787	$759	4%
Expenses	604	592	(2)%
Pretax adjusted operating earnings	$183	$167	10%

Retirement & Protection Solutions pretax adjusted operating earnings increased 10 percent to $183 million. Results were strong from market appreciation, partially offset by higher claims versus an abnormally low level in the year ago period. Overall claims remain within expected ranges.

Retirement sales increased 30 percent year-over-year to $1.5 billion. Retirement sales without living benefit guarantees represented 64 percent of variable annuity sales, driven by our lower-risk structured product, as well as our RAVA 5 product without living benefit guarantees. This sales shift is having a gradual impact on our inforce block, with account values with living benefit riders down nearly 2 percentage points year-over-year to 63 percent. This sales trend is expected to continue and meaningfully shift the mix of the business over time to lower-risk products that do not have living benefit guarantees. Annuity net amount at risk as a percent of account values was de minimis at 0.4 percent for living benefits and 0.1 percent for death benefits, which management believes is one of the lowest among major variable annuity writers, reflecting the high quality of the book.

Sales of protection products were flat to a year ago with a product mix shift that is consistent with our focused approach. Sales of higher-margin accumulation VUL products increased more than 75 percent and sales shifted away from indexed UL products as expected given pricing changes that reflect the low interest rate environment.

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

Ameriprise Financial, Inc.
Corporate & Other Segment (1) Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Corporate & Other, excluding Closed Blocks	$(63)	$(52)	(21)%
Closed Blocks (2)	42	2	NM
Pretax adjusted operating earnings	$(21)	$(50)	58%

Long Term Care	$46	$2	NM
Fixed Annuities	(4)	—	-
Closed Blocks pretax adjusted operating earnings	$42	$2	NM

(1) Fixed Annuities was moved into the Corporate & Other segment as a closed block. Prior periods have been restated.
(2) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $21 million, a $29 million improvement from the prior year.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $63 million. Results in the quarter included $11 million of higher compensation expense related to the impact of Ameriprise share price appreciation and $15 million from a strategic investment gain. The year ago quarter included an $11 million benefit from Ameriprise share price depreciation.

Long Term Care pretax adjusted operating earnings were $46 million from higher mortality and terminations, primarily related to COVID-19, which had a decreasing impact as we moved through the quarter.

Fixed Annuities pretax adjusted operating loss was $4 million from narrowed spreads related to continued low interest rates.

Taxes
The operating effective tax rate was 14.9 percent for the first quarter. The full year operating effective tax rate is expected to be approximately 17 percent.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of approximately 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•statements about the expected trend in the shift of the retirement product sales business to lower risk products without living benefit guarantees over time;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and
•statements estimating the expected full year operating effective tax rate;

•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario, “case,” “appear” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, Part 1, Item 1A available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended March 31, 2021.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)
Revenues
Management and financial advice fees	$2,102	$1,770	19%	$2,003	5%
Distribution fees	458	464	(1)%	422	9%
Net investment income	377	328	15%	318	19%
Premiums, policy and contract charges	347	395	(12)%	375	(7)%
Other revenues	71	69	3%	71	-
Total revenues	3,355	3,026	11%	3,189	5%
Banking and deposit interest expense	5	25	80%	6	17%
Total net revenues	3,350	3,001	12%	3,183	5%
Expenses
Distribution expenses	1,175	995	(18)%	1,096	(7)%
Interest credited to fixed accounts	159	91	(75)%	121	(31)%
Benefits, claims, losses and settlement expenses	653	(1,747)	NM	982	34%
Amortization of deferred acquisition costs	5	512	99%	(72)	NM
Interest and debt expense	42	46	9%	38	(11)%
General and administrative expense	823	753	(9)%	828	1%
Total expenses	2,857	650	NM	2,993	5%
Pretax income	493	2,351	(79)%	190	NM
Income tax provision	56	315	82%	13	NM
Net income	$437	$2,036	(79)%	$177	NM

Earnings per share
Basic earnings per share	$3.65	$16.11		$1.46
Earnings per diluted share	$3.58	$15.88		$1.43

Weighted average common shares outstanding
Basic	119.8	126.4		120.9
Diluted	122.2	128.2		123.4

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$396,533	$273,072	45%	$376,811	5%
Asset Management AUM	564,131	426,163	32%	546,613	3%
Corporate AUM	97	48	NM	82	18%
Eliminations	(39,655)	(27,923)	(42)%	(37,483)	(6)%
Total Assets Under Management	921,106	671,360	37%	886,023	4%
Total Assets Under Administration	222,887	167,760	33%	216,066	3%
Total AUM and AUA	$1,143,993	$839,120	36%	$1,102,089	4%

S&P 500
Daily average	3,861	3,069	26%	3,555	9%
Period end	3,973	2,585	54%	3,756	6%

Weighted Equity Index (WEI) (1)
Daily average	2,662	2,111	26%	2,414	10%
Period end	2,725	1,753	55%	2,573	6%

Common shares
Beginning balance	116.8	123.9	(6)%	118.6	(2)%
Repurchases	(1.7)	(2.5)	32%	(2.1)	19%
Issuances	1.8	1.8	-	1.0	80%
Other	(0.9)	(0.9)	-	(0.7)	(29)%
Total common shares outstanding	116.0	122.3	(5)%	116.8	(1)%
Restricted stock units	3.0	3.1	(3)%	3.2	(6)%
Total basic common shares outstanding	119.0	125.4	(5)%	120.0	(1)%
Total potentially dilutive shares	2.5	0.9	NM	2.5	-
Total diluted shares	121.5	126.3	(4)%	122.5	(1)%

Capital Returned to Shareholders
Dividends paid	$128	$126	2%	$126	2%
Common stock share repurchases	363	386	(6)%	376	(3)%
Total Capital Returned to Shareholders	$491	$512	(4)%	$502	(2)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,028	$854	20%	$953	8%
Financial planning fees	88	81	9%	100	(12)%
Transaction and other fees	89	89	-	88	1%
Total management and financial advice fees	1,205	1,024	18%	1,141	6%
Distribution fees:
Mutual funds	207	184	13%	197	5%
Insurance and annuity	240	208	15%	229	5%
Other products	112	156	(28)%	96	17%
Total distribution fees	559	548	2%	522	7%
Net investment income	64	100	(36)%	66	(3)%
Other revenues	56	48	17%	53	6%
Total revenues	1,884	1,720	10%	1,782	6%
Banking and deposit interest expense	5	25	80%	6	17%
Adjusted operating total net revenues	1,879	1,695	11%	1,776	6%

Expenses
Distribution expenses	1,135	970	(17)%	1,065	(7)%
Interest and debt expense	3	2	(50)%	2	(50)%
General and administrative expense	352	345	(2)%	357	1%
Adjusted operating expenses	1,490	1,317	(13)%	1,424	(5)%
Pretax adjusted operating earnings	$389	$378	3%	$352	11%

Pretax adjusted operating margin	20.7%	22.3%		19.8%

Pretax adjusted operating earnings by product
Certificates and Banking - Combined	$19	$17	12%	$21	(10)%
Wealth Management & Distribution	370	361	2%	331	12%
Pretax adjusted operating earnings	$389	$378	3%	$352	11%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

AWM Total Client Assets	$761,566	$559,808	36%	$732,171	4%

Total Client Flows (1)	$9,305	$7,675	21%	$9,697	(4)%

Total Wrap Accounts
Beginning assets	$380,013	$317,536	20%	$339,950	12%
Net flows (2)	10,413	6,712	55%	8,999	16%
Market appreciation (depreciation) and other (2)	9,391	(48,743)	NM	31,064	(70)%
Total wrap ending assets	$399,817	$275,505	45%	$380,013	5%

Advisory wrap account assets ending balance (3)	$395,299	$272,263	45%	$375,657	5%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,385	$3,517	(4)%	$3,487	(3)%
On-balance sheet - bank	7,985	6,160	30%	7,405	8%
On-balance sheet - certificate	6,258	7,336	(15)%	6,760	(7)%
Total on-balance sheet	$17,628	$17,013	4%	$17,652	-
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$22,733	$22,988	(1)%	$23,842	(5)%
Total brokerage cash & certificates balances	$40,361	$40,001	1%	$41,494	(3)%

Gross Fee Yield
On-balance sheet - broker dealer	0.10%	1.17%		0.11%
On-balance sheet - bank	1.37%	2.15%		1.45%
On-balance sheet - certificates	1.22%	2.43%		1.32%
Off-balance sheet - broker dealer	0.28%	1.40%		0.29%

Weighted Average Gross Fee Yield	0.65%	1.72%		0.69%

Financial Advisors
Employee advisors	2,107	2,102	-	2,117	-
Franchisee advisors	7,924	7,776	2%	7,805	2%
Total financial advisors	10,031	9,878	2%	9,922	1%

Advisor Retention
Employee	92.0%	90.2%		92.1%
Franchisee	94.4%	92.8%		94.0%

(1) Total client flows represent inflows of client cash and securities less client outfows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Beginning in Q1 2021, wrap net flows is calculated including dividends, interest and fees, which were previously recorded in market appreciation (depreciation) and other. Net flows excludes short-term and long-term capital gain distributions. Prior periods have been restated.

(3) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$531	$447	19%	$492	8%
Institutional	123	85	45%	134	(8)%
Transaction and other fees	52	47	11%	51	2%
Revenue from other sources (1)	7	4	75%	4	75%
Total management and financial advice fees	713	583	22%	681	5%
Distribution fees:
Mutual funds	67	60	12%	63	6%
Insurance and annuity	47	43	9%	45	4%
Total distribution fees	114	103	11%	108	6%
Net investment income	1	—	-	8	(88)%
Other revenues	—	—	-	1	NM
Total revenues	828	686	21%	798	4%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	828	686	21%	798	4%

Expenses
Distribution expenses	268	231	(16)%	254	(6)%
Amortization of deferred acquisition costs	3	3	-	3	-
Interest and debt expense	1	1	-	1	-
General and administrative expense	328	294	(12)%	339	3%
Adjusted operating expenses	600	529	(13)%	597	(1)%
Pretax adjusted operating earnings	$228	$157	45%	$201	13%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$828	$686	21%	$798	4%
Distribution pass thru revenues	(217)	(186)	(17)%	(205)	(6)%
Subadvisory and other pass thru revenues	(87)	(78)	(12)%	(94)	7%
Net adjusted operating revenues	$524	$422	24%	$499	5%

Pretax adjusted operating earnings	$228	$157	45%	$201	13%
Adjusted operating net investment income	(1)	—	-	(8)	88%
Amortization of intangibles	3	3	-	4	(25)%
Net adjusted operating earnings	$230	$160	44%	$197	17%

Pretax adjusted operating margin	27.5%	22.9%		25.2%
Net pretax adjusted operating margin (2)	43.9%	37.9%		39.5%

Performance fees (3)
Performance fees	$1	$—	-	$17	(94)%
Performance fee related to general and administrative expense	—	—	-	4	NM
Net performance fees	$1	$—	-	$13	(92)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Total Managed Assets by Type
Equity	$319,446	$210,463	52%	$302,563	6%
Fixed income	195,020	174,012	12%	196,501	(1)%
Money market	5,766	4,947	17%	5,899	(2)%
Alternative	3,841	2,745	40%	3,623	6%
Hybrid and other	40,058	33,996	18%	38,027	5%
Total managed assets by type	$564,131	$426,163	32%	$546,613	3%

Average Managed Assets by Type (1)
Equity	$308,816	$246,757	25%	$279,128	11%
Fixed income	195,823	181,159	8%	192,196	2%
Money market	5,921	4,745	25%	5,397	10%
Alternative	3,775	3,030	25%	3,512	7%
Hybrid and other	39,212	35,397	11%	36,748	7%
Total average managed assets by type	$553,547	$471,088	18%	$516,981	7%

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$323,483	$287,452	13%	$289,922	12%
Inflows	22,549	17,371	30%	16,922	33%
Outflows	(17,637)	(20,028)	12%	(14,518)	(21)%
Net VP/VIT fund flows	(1,019)	(737)	(38)%	(840)	(21)%
Net new flows	3,893	(3,394)	NM	1,564	NM
Reinvested dividends	717	502	43%	6,219	(88)%
Net flows	4,610	(2,892)	NM	7,783	(41)%
Distributions	(858)	(669)	(28)%	(7,088)	88%
Market appreciation (depreciation) and other	13,187	(43,485)	NM	30,847	(57)%
Foreign currency translation (2)	(152)	(1,368)	89%	2,019	NM
Total ending assets	340,270	239,038	42%	323,483	5%
% of total retail assets sub-advised	16.4%	19.2%		17.7%

Global Institutional
Beginning assets	223,130	206,729	8%	208,082	7%
Inflows (3)	7,741	8,561	(10)%	5,378	44%
Outflows (3)	(7,462)	(8,028)	7%	(6,177)	(21)%
Net flows	279	533	(48)%	(799)	NM
Market appreciation (depreciation) and other (4)	176	(16,698)	NM	11,388	(98)%
Foreign currency translation (2)	276	(3,439)	NM	4,459	(94)%
Total ending assets	223,861	187,125	20%	223,130	-

Total managed assets	$564,131	$426,163	32%	$546,613	3%

Total net flows	$4,889	$(2,359)	NM	$6,984	(30)%

Legacy insurance partners flows	$(1,262)	$(602)	NM	$(1,350)	7%

Total Assets Under Advisement (5)	$16,036	$12,796	25%	$13,929	15%
Model delivery AUA flows (6)	$294	$66	NM	$226	30%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
(2) Amounts represent local currency to US dollar translation for reporting purposes.
(3) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.
(4) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.

(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2021

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	60%	87%	81%	88%
Fixed Income	80%	69%	88%	89%
Asset Allocation	31%	88%	95%	89%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	103	92	92	89
Percent of Rated Assets	68%	61%	58%	72%

Retail Fund performance rankings for each fund is measured on a consistent basis against the most appropriate peer group or index. Peer Groupings are defined by either Lipper, IA, or Morningstar and based primarily on the Institutional Share Class, Net of Fees. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Revenues
Management and financial advice fees	$222	$199	12%	$219	1%
Distribution fees	116	105	10%	115	1%
Net investment income	126	130	(3)%	128	(2)%
Premiums, policy and contract charges	323	325	(1)%	337	(4)%
Other revenues	—	—	-	—	-
Total revenues	787	759	4%	799	(2)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	787	759	4%	799	(2)%

Expenses
Distribution expenses	129	110	(17)%	124	(4)%
Interest credited to fixed accounts	96	100	4%	97	1%
Benefits, claims, losses and settlement expenses	234	245	4%	253	8%
Amortization of deferred acquisition costs	63	54	(17)%	59	(7)%
Interest and debt expense	10	10	-	11	9%
General and administrative expense	72	73	1%	75	4%
Adjusted operating expenses	604	592	(2)%	619	2%
Pretax adjusted operating earnings	$183	$167	10%	$180	2%

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$85,774	$80,068	7%	$79,846	7%
Deposit	1,428	1,072	33%	1,327	8%
Withdrawals and terminations	(1,984)	(1,784)	(11)%	(1,786)	(11)%
Net flows	(556)	(712)	22%	(459)	(21)%
Investment performance and interest credited	1,746	(9,397)	NM	6,387	(73)%
Other	—	—	-	—	-
Total ending balance - contract accumulation values	$86,964	$69,959	24%	$85,774	1%

Variable annuities fixed sub-accounts	$5,075	$5,125	(1)%	$5,104	(1)%

Payout Annuities Reserve Balance	$1,908	$2,037	(6)%	$1,948	(2)%

Life Insurance In Force	$196,164	$194,617	1%	$195,750	-

Net Amount at Risk (Life)	$37,636	$40,075	(6)%	$37,817	-

Net Policyholder Reserves
VUL/UL	$14,106	$11,224	26%	$13,738	3%
Term and whole life	172	180	(4)%	174	(1)%
Disability insurance	503	508	(1)%	504	-
Other insurance	637	668	(5)%	643	(1)%
Total net policyholder reserves	$15,418	$12,580	23%	$15,059	2%

DAC Ending Balances
Variable Annuities DAC	$1,792	$1,397	28%	$1,711	5%
Life and Health DAC	$839	$894	(6)%	$766	10%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(1)	(10)	90%	(13)	92%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	1	6	(83)%	2	(50)%
Total revenues	—	(4)	NM	(11)	NM
Banking and deposit interest expense	—	1	NM	1	NM
Adjusted operating total net revenues	—	(5)	NM	(12)	NM

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	(1)	NM
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	7	9	22%	10	30%
General and administrative expense	56	38	(47)%	58	3%
Adjusted operating expenses	63	47	(34)%	67	6%
Pretax adjusted operating earnings (loss)	$(63)	$(52)	(21)%	$(79)	20%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	38	42	(10)%	38	-
Premiums, policy and contract charges	24	25	(4)%	26	(8)%
Other revenues	—	—	-	—	-
Total revenues	62	67	(7)%	64	(3)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	62	67	(7)%	64	(3)%

Expenses
Distribution expenses	(3)	(2)	50%	(3)	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	11	57	81%	39	72%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	3	3	-	1	NM
General and administrative expense	5	7	29%	6	17%
Adjusted operating expenses	16	65	75%	43	63%
Pretax adjusted operating earnings (loss)	$46	$2	NM	$21	NM

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$2,431	$2,061	18%	$2,539	(4)%
Disabled Life Reserves	540	574	(6)%	564	(4)%
Total long term care policyholder reserves, net of reinsurance	$2,971	$2,635	13%	$3,103	(4)%

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment (1) Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	63	72	(13)%	67	(6)%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	14	15	(7)%	15	(7)%
Total revenues	77	87	(11)%	82	(6)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	77	87	(11)%	82	(6)%

Expenses
Distribution expenses	1	1	-	1	-
Interest credited to fixed accounts	61	66	8%	65	6%
Benefits, claims, losses and settlement expenses	2	2	-	1	NM
Amortization of deferred acquisition costs	4	2	NM	3	(33)%
Interest and debt expense	5	7	29%	5	-
General and administrative expense	8	9	11%	9	11%
Adjusted operating expenses	81	87	7%	84	4%
Pretax adjusted operating earnings (loss)	$(4)	$—	-	$(2)	NM

Fixed Deferred Annuities - ending balance - contract accumulation values	$7,850	$8,165	(4)%	$7,964	(1)%

Tax Equivalent Spread - Fixed Deferred Annuities (2)
Gross rate of return of invested assets	3.1%	3.7%		3.3%
Crediting rate excluding capitalized interest	(3.3)%	(3.3)%		(3.3)%
Tax equivalent margin spread	(0.2)%	0.4%		—%

Fixed Deferred Annuities DAC Ending Balance	$48	$68	(29)%	$50	(4)%

(1) Fixed annuities was moved into the Corporate & Other segment as a closed block. Prior periods have been restated.
(2) Attributable to interest sensitive products only, which has been approximately 99% of the total ending fixed deferred annuities accumulation values in the periods reported. The asset earnings rate is a calculated yield based on specifically assigned assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2021	1 Qtr 2020	% Over/ (Under)	4 Qtr 2020	% Over/ (Under)

Revenues
Management and financial advice fees	$(36)	$(35)	(3)%	$(36)	-
Distribution fees	(331)	(292)	(13)%	(323)	(2)%
Net investment income	(4)	(4)	-	(5)	20%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(379)	(339)	(12)%	(372)	(2)%
Banking and deposit interest expense	—	(1)	NM	(1)	NM
Adjusted operating total net revenues	(379)	(338)	(12)%	(371)	(2)%

Expenses
Distribution expenses	(355)	(315)	13%	(345)	3%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(4)	(5)	(20)%	(5)	(20)%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(3)	(3)	-	(4)	(25)%
General and administrative expense	(17)	(15)	13%	(17)	-
Adjusted operating expenses	(379)	(338)	12%	(371)	2%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2021	March 31, 2020	December 31, 2020

Long-term Debt Summary
Senior notes (1)	$2,800	$2,300	$2,800
Finance lease liabilities	46	54	44
Fair value of hedges, unamortized discount and debt issuance costs	(12)	(10)	(13)
Total Ameriprise Financial long-term debt	2,834	2,344	2,831
Non-recourse debt of consolidated investment entities	2,671	1,376	1,913
Total long-term debt	$5,505	$3,720	$4,744

Total Ameriprise Financial long-term debt	$2,834	$2,344	$2,831
Fair value of hedges, unamortized discount and debt issuance costs	12	10	13
Finance lease liabilities	(46)	(54)	(44)
Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities	$2,800	$2,300	$2,800

Total equity (2)	$5,502	$6,693	$5,867
Equity of consolidated investment entities	(1)	(2)	(3)
Total equity excluding CIEs	$5,501	$6,691	$5,864

Total Ameriprise Financial capital	$8,334	$9,037	$8,698
Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs	$8,299	$8,991	$8,664

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital (1)	34.0%	25.9%	32.5%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, best issuance costs, finance lease liabilities and equity of CIEs (1)(2)	33.7%	25.6%	32.3%

(1) The first quarter of 2020 does not include $500 million of debt issuance that settled on April 2, 2020.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2021	December 31, 2020

Assets
Cash and cash equivalents	$5,462	$6,751
Cash of consolidated investment entities	325	94
Investments	40,437	41,031
Investments of consolidated investment entities	2,642	1,918
Separate account assets	93,483	92,611
Receivables	8,038	7,819
Receivables of consolidated investment entities	17	16
Deferred acquisition costs	2,685	2,532
Restricted and segregated cash and investments	2,564	2,558
Other assets	10,082	10,551
Other assets of consolidated investment entities	2	2
Total Assets	$165,737	$165,883

Liabilities
Policyholder account balances, future policy benefits and claims	$32,702	$33,992
Separate account liabilities	93,483	92,611
Customer deposits	17,619	17,641
Short-term borrowings	200	200
Long-term debt	2,834	2,831
Debt of consolidated investment entities	2,671	1,913
Accounts payable and accrued expenses	1,832	1,998
Other liabilities	8,638	8,737
Other liabilities of consolidated investment entities	256	93
Total Liabilities	160,235	160,016

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	8,982	8,822
Retained earnings	15,600	15,292
Treasury stock	(19,400)	(18,879)
Accumulated other comprehensive income, net of tax	317	629
Total Equity	5,502	5,867
Total Liabilities and Equity	$165,737	$165,883

Ameriprise Financial, Inc.
Disclosed Items - Included in Adjusted Operating Earnings
(in millions, unaudited)	1 Qtr 2021

Corporate
Gain on Investment (1)
Revenues
Management and financial advice fees	$—
Distribution fees	—
Net investment income	15
Premiums, policy and contract charges	—
Other revenues	—
Total revenues	15
Banking and deposit interest expense	—
Adjusted operating total net revenues	15

Expenses
Distribution expenses	—
Interest credited to fixed accounts	—
Benefits, claims, losses and settlement expenses	—
Amortization of deferred acquisition costs	—
Interest and debt expense	—
General and administrative expense	—
Adjusted operating expenses	—
Pretax adjusted operating earnings (loss)	$15

(1) Gain on strategic investment.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		Per Diluted Share Quarter Ended March 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$437	$2,036	$3.58	$15.88	(77)%
Less: Net realized investment gains (losses) (1)	55	(20)	0.45	(0.16)
Add: Market impact on non-traditional long-duration products (1)	396	(1,783)	3.24	(13.91)
Add: Mean reversion-related impacts (1)	(56)	61	(0.46)	0.47
Add: Market impact of hedges on investments (1)	—	—	—	—
Add: Integration/restructuring charges (1)	—	1	—	0.01
Less: Net income (loss) attributable to consolidated investment entities	(1)	(2)	(0.01)	(0.02)
Add: Tax effect of adjustments (2)	(60)	357	(0.49)	2.78
Adjusted operating earnings	$663	$694	$5.43	$5.41	-
Less: NOL tax benefit	—	144	—	1.12
Adjusted operating earnings excluding NOL tax benefit	$663	$550	$5.43	$4.29	27%

Weighted average common shares outstanding:
Basic	119.8	126.4
Diluted	122.2	128.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended March 31,
(in millions, unaudited)	2021	2020
Total net revenues	$3,350	$3,001
Less: Net realized investment gains (losses)	57	(20)
Less: Market impact on non-traditional long-duration products	5	55
Less: Mean Reversion related impacts	—	(1)
Less: Market impact of hedges on investments	—	—
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	34	16
Adjusted operating total net revenues	$3,254	$2,951

Total expenses	$2,857	$650
Less: CIEs expenses	35	18
Less: Integration/restructuring charges	—	1
Less: Market impact on non-traditional long-duration products	401	(1,728)
Less: Mean reversion-related impacts	(56)	60
Less: DAC/DSIC offset to net realized investment gains (losses)	2	—
Adjusted operating expenses	$2,475	$2,299

Pretax income	$493	$2,351
Pretax adjusted operating earnings	$779	$652

Pretax income margin	14.7%	78.3%
Pretax adjusted operating margin	23.9%	22.1%

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
General and administrative expense	$823	$753	(9)%
Less: CIEs expenses	19	1
Less: Integration/restructuring charges	—	1
Adjusted operating general and administrative expense	$804	$751	(7)%
Less: Share-based compensation	17	(17)
Adjusted operating general and administrative expense excluding share-based compensation	$787	$768	(2)%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2020
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$2,351	$652
Income tax provision	$315	$(42)

Effective tax rate	13.4%	(6.4)%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$493	$779
Income tax provision	$56	$116

Effective tax rate	11.3%	14.9%

Ameriprise Financial, Inc.
Reconciliation Table: Operating Revenues and Earnings
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Ameriprise Financial, Inc. Net revenues	$3,254	$2,951	10%
Less: Short-Term interest rate impact	—	78
Ameriprise Financial, Inc. Net revenues excluding Short-Term interest rate impact	$3,254	$2,873	13%

Ameriprise Financial, Inc. Pretax operating earnings	$779	$652	19%
Less: Short-Term interest rate impact	—	78
Ameriprise Financial, Inc. Pretax operating earnings excluding Short-Term interest rate impact	$779	$574	36%

AWM Net revenues	$1,879	$1,695	11%
Less: Short-Term interest rate impact	—	78
AWM Net revenues excluding Short-Term interest rate impact	$1,879	$1,617	16%

AWM Pretax operating earnings	$389	$378	3%
Less: Short-Term interest rate impact	—	78
AWM Pretax operating earnings excluding Short-Term interest rate impact	$389	$300	30%

Pretax Adjusted operating margin excluding Short-Term Interest rate impact	20.7%	18.6%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Adjusted Revenue Per Advisor
(unaudited)	2Q 2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	% Over/ (Under)
Total Net Revenue ($ in M)	$1,653	$1,682	$1,710	$1,695	$1,537	$1,667	$1,776	$1,879
Interest Revenue ($ in M)	$(122)	$(116)	$(92)	$(78)	$—	$—	$—	$—

Advisor Count	9,951	9,930	9,871	9,878	9,894	9,905	9,922	10,031

Revenue Per Advisor ($ in K)	$166	$169	$173	$172	$155	$168	$179	$187	9%
Revenue Per Advisor excluding short-term interest rate impact ($ in K)	$154	$158	$164	$164	$155	$168	$179	$187	14%

Revenue Per Advisor TTM ($ in K)				$680				$689	1%
Revenue Per Advisor excluding short-term interest rate impact TTM ($ in K)				$640				$689	8%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2021	2020
Net income	$(65)	$3,534
Less: Adjustments (1)	(1,804)	1,175
Adjusted operating earnings	$1,739	$2,359

Total Ameriprise Financial, Inc. shareholders’ equity	$6,126	$6,058
Less: Accumulated other comprehensive income, net of tax	312	121
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,814	5,937
Less: Equity impacts attributable to the consolidated investment entities	1	1
Adjusted operating equity	$5,813	$5,936

Return on equity excluding AOCI	(1.1)%	59.5%
Adjusted operating return on equity excluding AOCI (2)	29.9%	39.7%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.